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EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, Avaya Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 in connection with the issuance of debt and/or equity securities by the Company;

        WHEREAS, the undersigned is a Director (and/or Officer) of the Company, as indicated below his or her signature:

        NOW, THEREFORE, the undersigned hereby constitutes and appoints Garry K. McGuire Sr. and Amarnath K. Pai and each of them, as attorneys, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and Officer of the Company, to execute and file such Registration Statement and any amendments or supplements thereto (including any post-effective amendments) or any Registration Statement relating to the same offering of securities that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of July, 2003.

By:	/s/ Donald K. Peterson Name: Donald K. Peterson Title: Chairman of the Board and Chief Executive Officer	By:	/s/ Philip Odeen Name: Philip Odeen Title: Director
By:	/s/ Paula Stern Name: Paula Stern Title: Director	By:	/s/ Daniel C. Stanzione Name: Daniel C. Stanzione Title: Director
By:	/s/ Ronald Zarrella Name: Ronald Zarrella Title: Director	By:	/s/ Mark Leslie Name: Mark Leslie Title: Director
By:	/s/ Bruce Bond Name: Bruce Bond Title: Director	By:	/s/ Anthony Terracciano Name: Anthony Terraciano Title: Director
By:	/s/ Hellene Runtagh Name: Hellene Runtagh Title: Director	By:	/s/ Joseph P. Landy Name: Joseph P. Landy Title: Director

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  EXHIBIT 24.1